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Exhibit 99.1

FOR IMMEDIATE RELEASE


    ACTV ANNOUNCES RECEIPT OF NASDAQ DELISTING NOTICE; SETS DATE FOR SPECIAL
               SHAREHOLDER MEETING TO VOTE ON MERGER WITH OPENTV

New York, May 14, 2003 - ACTV, Inc. (Nasdaq: IATV) announced today that it received notice of a Nasdaq Staff Determination dated May 9, 2003, indicating that ACTV's common stock will be delisted from The Nasdaq National Market on May 20, 2003, absent an appeal by the company.

ACTV intends to seek continued listing by filing a request for a hearing before a Nasdaq Listing Qualifications Panel to review the determination of the Nasdaq Staff. Under applicable Nasdaq rules, pending a decision by the Listing Qualifications Panel, shares of ACTV common stock will continue to trade on The Nasdaq Stock Market. No assurance can be given that the Listing Qualifications Panel will grant ACTV's request for continued listing.

Separately, the company announced that today it filed with the Securities and Exchange Commission, and mailed to holders of ACTV common stock as of May 8, 2003, definitive proxy materials relating to a special meeting of ACTV shareholders at which the shareholders will vote on the previously announced acquisition of the company by OpenTV Corp. (Nasdaq and Euronext Amsterdam: OPTV) in a stock-for-stock merger. ACTV has set June 24, 2003 as the date for the special meeting.

About ACTV Inc.

ACTV, Inc. (Nasdaq: IATV) is a digital media company providing proprietary technologies, tools, and technical and creative services for interactive TV advertising, personalized programming applications and enhanced media. For more information, visit WWW.ACTV.COM.

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This news release contains forward-looking statements as defined by the Private
Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Christopher Cline
Senior Vice President & CFO
ACTV, Inc.
(Investors)
212-497-7000
ir@actv.com

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